EXHIBIT 24.2



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated September 30, 1999 accompanying the financial statements of n-Gen Solutions.Com, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                   GORDON, HUGHES & BANKS, LLC

Denver, Colorado
March 27, 2000